Exhibit 99.1

Finjan Mobile Announces Release of VitalSecurityTM Gen 3.5 Secure Mobile Browser

EAST PALO ALTO, CA – 04/04/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that its subsidiary Finjan Mobile, Inc., released its VitalSecurityTM Gen 3.5 Secure Mobile Browser (“VitalSecurity 3.5”), available in the Google Play Store. VitalSecurity 3.5 includes upgraded features based on recent customer feedback. Unlimited scans on VitalSecurity 3.5 will be available for a nominal monthly fee of $0.99 or an annual subscription of $5.99. The patented VitalSecurity 3.5 also utilizes and will build upon the incorporation of its sister subsidiary, Finjan, Inc.’s, core security patented technology.

"When we re-entered the world of development through Finjan Mobile, our intention was always to build a best-in-class suite of mobile offerings that protected user data and privacy. The VitalSecurity family has proven to be a successful mobile app with over 100,000 downloads in just four months. The launch of VitalSecurity 3.5 represents a milestone for us, as we build upon our offerings and begin to generate recurring revenue for the company,” said Finjan Holding’s President and CEO, Phil Hartstein. “FinjanMobile will continue to listen to our customers feedback and innovate through this subsidiary.”
VitalSecurity 3.5 offers complete browser functionality and displays detailed analyses of virus and malware threats aggregated from over 60 top virus companies. Importantly, VitalSecurity offers full transparency of the browsing experience while guarding a user's privacy without collecting any personal data. It features biometric and passcode security enabled through mobile device hardware to further protect the user's experience. A recently added feature is a complete tracker transparency, which alerts users of all advertising, social, content, and analytic scripts that are embedded in websites they visit.

The VitalSecurity Gen 3.5 Secure Mobile Browser can be downloaded onto your smartphone or tablet from the Google Play Store (for Android devices), and provides the user a more private and secure experience as compared to other browsers such as Safari, Chrome or Firefox.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
Finjan® is the registered trademark of Finjan Holdings, Inc.; Finjan Mobile™, and VitalSecurity™ are the trademarks of Finjan Holdings, Inc., other marks such as Google, Google Play, Android, and Chrome are the trademarks or registered trademarks of Google, Inc.; Safari is the registered trademark of Apple, Inc.; and FireFox is the registered trademark of Mozilla Foundation. All rights reserved.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter |Finjan \ Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com